Execution Copy

                              SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT is made and entered into as of this ____ day of September, 2000 by and among Pinnacle Systems Inc., a California corporation ("Pinnacle") and, those former stockholders of Avid Sports, Inc. ("Avid Sports") listed on Schedule A hereto (each of such former stockholders being referred to individually as a "Stockholder" and collectively as the "Stockholders").

         WHEREAS, Pinnacle and the Stockholders are parties to that certain Stock Acquisition and Exchange Agreement dated as of June 29, 2000 (the "Stock Acquisition and Exchange Agreement") by and among Pinnacle, Avid Sports, the stockholders of Avid Sports, David Grandin as the stockholders' representative (the "Stockholders' Representative") and XstreamSports, Inc. (formerly known as Brendan Corp ("XstreamSports")), pursuant to which Pinnacle acquired on June 30, 2000 all of the issued and outstanding capital stock of Avid Sports in exchange for shares of Pinnacle's common stock (the "Acquisition");

         WHEREAS, on July 11, 2000, prior to the opening of trading, Pinnacle announced that its net sales and earnings for the fourth quarter of its fiscal year ended June 30, 2000 would be below its prior expectations for the quarter;

         WHEREAS, on July 11, 2000, the closing sales price of Pinnacle's common stock on the Nasdaq National Market fell to $9.1875, which represented a decline of $13.4375, from the closing sales price of Pinnacle's common stock on July 10, 2000 of $22.635.

         WHEREAS, Pinnacle acknowledges that the sharp decline in the market price of Pinnacle's common stock has had a significant and adverse impact upon the consideration which the Stockholders expected to receive in the Acquisition;

         WHEREAS, Pinnacle intended that the Stockholders receive fair consideration in connection with the Acquisition and is prepared, subject to the terms and conditions hereinafter set forth, to release certain shares of Pinnacle common stock held by the Stockholders from escrow and, if necessary, to issue to the Stockholders additional shares of its common stock in order to ensure that the Stockholders receive fair consideration in connection with the Acquisition;

         WHEREAS, in light of Pinnacle's undertaking and agreement to release from escrow certain shares of Pinnacle common stock owned by the Stockholders and, if necessary, to issue to the Stockholders additional shares of Pinnacle common stock, the Stockholders are prepared to resolve and release certain claims which they may have against Pinnacle;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Release of Shares from Escrow. As of the date hereof, State Street Bank and Trust Company (the "Escrow Agent") holds in escrow 188,862 shares of Pinnacle common stock (the "Escrow Shares") pursuant to the Stock Acquisition and Exchange Agreement and an

Escrow Agreement dated as of June 30, 2000 by and among Pinnacle, the Stockholders' Representative and the Escrow Agent (the "Escrow Agreement"). Pinnacle hereby agrees to give the Escrow Agent and the Stockholders' Representative written notice not later than September 30, 2000 authorizing the Escrow Agent to immediately release to the Stockholders that number of Escrow Shares set forth opposite such Stockholder's name on Schedule A annexed hereto. Each Stockholder acknowledges and agrees that the Escrow Shares so released to such Stockholder pursuant to this Section 1 shall remain subject to claims for indemnification which may be made by the Buyer's Indemnified Parties (as defined in the Stock Acquisition and Exchange Agreement) pursuant to, and subject to the limitations set forth in, Article XIII of the Stock Acquisition and Exchange Agreement, provided, however, that any claim for indemnification by the Stockholders which is made by any of the Buyer's Indemnified Parties pursuant to
Article XIII, other than an Article V Claim (as defined in the Stock Acquisition and Exchange Agreement), is made proportionately against the Escrow Shares of all of the Stockholders. Pinnacle acknowledges and agrees that (i) that any claim for indemnification by the Stockholders which is made by any of the Buyer's Indemnified Parties pursuant to Article XIII of the Stock Acquisition and Exchange Agreement, other than an Article V Claim, shall be made proportionately against the Escrow Shares, including those released pursuant to this Section 1 and (ii) the value of any Escrow Shares to be surrendered to Pinnacle by any Stockholder in order to satisfy any such claim for indemnification shall be deemed to be $22.51875, as originally set forth in
Section 3(g) of the Escrow Agreement. Pinnacle also acknowledges and agrees that one of the purposes of releasing the Escrow Shares to the Stockholders pursuant to this Section 1 is to permit the Stockholders greater flexibility and possible liquidity with respect to their investments. Accordingly, Pinnacle acknowledges and agrees that, notwithstanding the fact that the Escrow Shares are subject to claims for indemnification by the Buyer's Indemnified Parties, a Stockholder may elect to sell or otherwise transfer any Escrow Shares released pursuant to this
Section 1, free of any restrictions other than those imposed under applicable federal and state securities laws, and satisfy any such indemnification claim either by surrender to Pinnacle of other shares of Pinnacle common stock valued on the same basis as the Escrow Shares ($22.51875 per share) or by payment to Pinnacle of an equivalent amount in cash.

         2. Issuance of Additional Shares.

                  2.1. Conditions to Issuance; Calculation of Additional Shares to be Issued. In the event that the closing sales price of Pinnacle's common stock on the Nasdaq National Market does not, for any four (4) consecutive trading days on which the registration statement filed pursuant to Article XIV of the Stock Acquisition and Exchange Agreement is effective and the use of which is not suspended during the period commencing on the date of this Settlement Agreement and ending on May 31, 2001, equal or exceed $23.00 per share (the "Target Price", which price shall be equitably adjusted in the event of a stock dividend, stock split, combination, reclassification or other similar event), then Pinnacle shall issue on or before June 15, 2001 to each of the Stockholders additional shares of Pinnacle common stock (the "Additional Shares"), the number of Additional Shares to be issued to each Stockholder to be equal to the number obtained by dividing such Stockholder's Target Share Value (as defined in Section 2.2 below) by the Average Closing Price (as defined in Section 2.2 below). Any Additional Shares issued pursuant to this Settlement Agreement will, when issued and delivered in accordance with this Settlement Agreement, be duly authorized, validly issued, fully paid, and non-assessable and free from any preemptive right created by statute, Pinnacle's Certificate of Incorporation, or Pinnacle's Bylaws or pursuant to any agreement; provided, however, that any Additional Shares to be issued under this Settlement Agreement will be subject to restrictions on transfer under applicable federal and state securities laws.

                  2.2. Definitions for Additional Share Calculations. For the purposes of this Section 2, the following terms shall have the following meanings:

                        (a) Average Closing Price. The "Average Closing Price" shall be average of the last sales prices of Pinnacle common stock as reported on the Nasdaq National Market for those trading days during the period commencing May 1, 2001 and ending May 31, 2001, equitably adjusted in the event of a stock dividend, stock split, combination, reclassification or other similar event occurring during such period.

                        (b) Target Share Value. "Target Share Value" shall mean the amount obtained by multiplying the number of shares of Pinnacle common stock which were acquired by a Stockholder in the Acquisition (including the Escrow Shares and equitably adjusted in the event of a stock dividend, stock split, combination, reclassification or other similar event) by the difference between
(i) the Target Price and (ii) the Average Closing Price.

                  2.3. Termination of Obligation to Issue Additional Shares. Notwithstanding any other provision of this Section 2 to the contrary, in the event that the closing sales price of Pinnacle's common stock on the Nasdaq National Market equals or exceeds the Target Price on any four (4) consecutive trading days on which the registration statement filed pursuant to Article XIV of the Stock Acquisition and Exchange Agreement is effective and the use of which is not suspended during the period commencing on the date of this Settlement Agreement and ending on May 31, 2001, then Pinnacle shall have no obligation to issue any Additional Shares and Pinnacle's obligations under Sections 2 and 4 hereof shall terminate.

         3. Tax Treatment. The issuance of any Additional Shares pursuant to this Settlement Agreement shall be accounted for and treated as an adjustment to the consideration delivered to the Stockholders under the Stock Acquisition and Exchange Agreement. The parties hereto acknowledge and agree that they continue to believe that the Acquisition qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and will consistently treat it as such a reorganization for federal income tax purposes.

         4. Registration of Additional Shares.

                  4.1. Registration. On or before June 29, 2001, Pinnacle shall prepare for filing and file with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3 (or any successor short form registration involving a similar amount of disclosure) for resale of all of any Additional Shares issued to the Stockholders pursuant to this Settlement Agreement to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Registration Statement"). Pinnacle will use reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until July 31, 2002, except as such period may be extended pursuant to the provisions of this Section 4.1. Pinnacle may, upon written notice to the Stockholders, suspend the Stockholders' use of the Registration Statement for a reasonable


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

period not to exceed sixty (60) days if Pinnacle in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a material adverse effect on Pinnacle and its subsidiaries taken as a whole but such suspension right shall not be exercised more than once, and Pinnacle shall increase the time period during which it must keep such Registration Statement effective for a period of time equal to the lesser of (i) that of such suspension period plus any period for which the effectiveness of the Registration Statement shall be extended pursuant to Section 4.7(b) or (ii) the period prior to which the Additional Shares are eligible for sale pursuant to Rule 144(k).

                  4.2. Covenants of the Stockholders. The Stockholders covenant and agree that the Stockholders shall provide to Pinnacle on a timely basis such consents, representations and information and execute such documents as may reasonably be required by Pinnacle or any underwriter in connection with such registration.

                  4.3. Expenses. The expenses of registration and sale of Additional Shares pursuant to Section 4.1 will be paid by Pinnacle. For purposes of this Section 4.3, the term "expenses" shall include federal, state and other registration and qualification fees, legal fees and expenses for Pinnacle's counsel (but excluding the fees and expenses, if any, of counsel or other advisors to the Stockholders), auditing and accounting expenses incurred by Pinnacle in connection with the registration, printing and other related expenses including salary and related overhead expenses of employees of Pinnacle for time expended by such employees. The Stockholders shall be responsible for the fees and expenses of their counsel and any other advisors and for any brokers' commissions or underwriting discounts incurred in connection with sales of Additional Shares under Section 4.1.

                  4.4. Exclusive Obligation to Register. Except as provided in this Section 4, Pinnacle will have no obligation to register under the Securities Act any Additional Shares received by the Stockholders pursuant to this Settlement Agreement.

                  4.5. State Securities Laws. In connection with the registered offering of any Additional Shares pursuant to this Settlement Agreement, Pinnacle will take such action as may be necessary to qualify or register Additional Shares to be sold under the securities or "blue-sky" laws of such jurisdictions as may be reasonably requested by the Stockholders; provided, however, that Pinnacle will not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any general consent to service of process.

                  4.6. Indemnification and Contribution.

                        (a) To the extent permitted by law, Pinnacle will indemnify and hold harmless each of the Stockholders, their respective officers and directors, any underwriter (as defined in the Securities Act) and each person, if any, who controls such Stockholders or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any registration statement filed pursuant to the terms of this Settlement Agreement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse each of the Stockholders and their respective officers and directors and each such underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Pinnacle (which consent shall not be unreasonably withheld or delayed) nor shall Pinnacle be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Stockholders or any person controlling the Stockholders or by any such underwriter selected by the Stockholders, or any person controlling such underwriter.

                        (b) To the extent permitted by law, each Stockholder will, severally, indemnify and hold harmless Pinnacle, its directors, its officers who have signed such registration statement, each person, if any, who controls Pinnacle within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) against any losses, claims, damages or liabilities to which Pinnacle or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any registration statement filed pursuant to the terms of this Settlement Agreement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Stockholders expressly for use in connection with such registration; and such Stockholder will reimburse any legal or other expenses reasonably incurred by Pinnacle or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed) and provided further that no Stockholder will have any liability under this Section 4.6(b) in excess of the product obtained by multiplying (i) the Average Closing Price by (ii) the number of Additional Shares issued to such Stockholder pursuant to this Agreement.

                        (c) If the indemnification provided for in Section 4.6(a) and (b) hereof is unavailable to a person entitled to indemnification hereunder, then each person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the loss, damages, etc. underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Pinnacle and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.6(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this
Section 4.6(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                        (d) Promptly after receipt by a party indemnified under this Section 4.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4.6, except to the extent that such indemnifying party is actually prejudiced thereby.

                  4.7. Miscellaneous Provisions Regarding Registration.

                        (a) Upon effecting any registration of Additional Shares hereunder, Pinnacle will:

                                 (i)   prepare   and  file  with  the  SEC  such
amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of Additional Shares for the time period specified in
Section 4.1 hereof;

                                 (ii) furnish to each of the Stockholders and to
any underwriter of Additional Shares such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) or filed under Rule 424(b) under the Securities Act in accordance with Rule 430A thereunder, in conformity with the requirements of the Securities Act, such documents incorporated by reference in the Registration Statement or such prospectus, and such other documents as the Stockholders or any underwriter of Additional Shares may reasonably request in order to facilitate the disposition of Additional Shares registered in such registration statement;


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

                                 (iii) promptly notify each of the  Stockholders
at any time when a prospectus relating to a Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Stockholder prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Additional Shares, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                                 (iv)  provide a transfer  agent for  Pinnacle's
common stock no later than the effective date of the Registration Statement;

                                 (v) cause Additional Shares to be listed on the
Nasdaq National Market;

                                 (vi) enter into such  customary  agreements and
take all such other action in connection therewith as the Stockholders may reasonably request in order to expedite or facilitate the disposition of such Additional Shares; and

                                 (vii)  if such  registration  is in  connection
with an underwritten offering of securities, furnish to the Stockholders a signed counterpart, addressed to the Stockholders, of (i) any opinion of counsel to Pinnacle being delivered to the underwriter in connection with such underwritten offering dated the effective date of the registration statement, and (ii) any "comfort" letter signed by the independent public accountants of Pinnacle being delivered to the underwriter in connection with such underwritten offering.

                        (b) Each Stockholder will, upon receipt of any notice from Pinnacle of the occurrence of any event of the kind described in Section 4.7(a)(3) hereof, discontinue disposition of Additional Shares pursuant to the Registration Statement until Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.7(a)(3) hereof, which supplemented or amended prospectus shall be made available to the Stockholders as soon as possible. The period of time during which Pinnacle is obligated to maintain the effectiveness of the Registration Statement under
Section 4.1 above shall be extended by the number of days of any such discontinuance.

                  4.8. Reports Under the Exchange Act. With a view toward making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of Pinnacle to the public without registration, Pinnacle agrees to:

                        (a) make and keep public information available, within the meaning of Rule 144, at all times;


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

                        (b) file with the SEC in a timely manner all reports and other documents required of Pinnacle under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                        (c) furnish to any Stockholder forthwith upon request a written statement by Pinnacle that it has complied with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report, and such other reports and documents filed by Pinnacle with the SEC as may reasonably be requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any Additional Shares without registration.

                  4.9. Transfer of Registration Rights. The registration rights of any Stockholder (and of any permitted transferee of any Stockholder or other permitted transferee) under this Settlement Agreement may be transferred (i) to any transferee who acquires at least 25% of Additional Shares acquired by any Stockholder directly or indirectly from such Stockholder other than pursuant to a sale which is registered under the Securities Act or which is exempt from such registration requirements pursuant to Rule 144 or (ii) to any Related Person (as defined below) of such Stockholder; provided that in either case the transferee executes an instrument agreeing to be bound by the terms and conditions of
Section 4 of this Settlement Agreement. Prompt notice shall be given to Pinnacle with respect to any such transfer stating the name and address of any permitted transferee. For purposes of this Section 4.9, "Related Person" shall mean (a) in relation to any individual, (1) any spouse, parent or issue of such individual or any spouse of any such issue, (2) any trust for the benefit of any one or more of such individual, any spouse, parent or issue of such individual, and any spouse of any such issue, and (3) any legal representative of any of such individual, any spouse, parent or issue of such individual and any spouse of any such issue; (b) in relation to any trust, any settlor or any beneficiary thereof; (c) in relation to the estate of any individual, (1) any legal representative of such estate, (2) any legatee or heir of such individual or (3) any trust for the benefit of any one or more of such legatees and heirs; and (d) in relation to any other Stockholder, any Stockholder Affiliate (as defined below) of such Stockholder. For purposes of this Section 4.9, the word "issue" shall also include issue by adoption; and the word "spouse" shall not include a spouse from whom an individual is legally separated or in the process of obtaining a separation or divorce. For purposes of this Section 4.9,
"Stockholder Affiliate" shall mean with respect to any person, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, such person.

         5. Release of Claims. In consideration of the undertaking and agreements of Pinnacle set forth in this Settlement Agreement, each of the Stockholders, on his, her or its own behalf and on behalf of his, her or its, agents, affiliates, heirs, successors, assigns and legal representatives, hereby release and forever discharge Pinnacle and their affiliates and their respective officers, directors, employees, agents, attorneys, successors, assigns and legal representatives (each being referred to individually as a "Releasee" and collectively as the "Releasees") from any and all claims, demands, suits, proceedings, or causes of action, including, without limitation, any claim for breach of the Stock Acquisition and Exchange Agreement and any claim for violation of federal or state securities laws, arising out of or relating to any statement made or adopted by Pinnacle or any of its officers, directors, employees or agents regarding expectations with respect to Pinnacle's net sales or earnings for the fourth quarter of its fiscal year ended June 30, 2000 or Pinnacle's failure to disclose at any time prior to July 11, 2000 that its net sales and earnings for the fourth quarter of its fiscal year ended June 30, 2000 would be below prior expectations; provided, however, that nothing contained in this Section 5 shall operate to release Pinnacle from or otherwise affect, any of Pinnacle's obligations under this Settlement Agreement.

         6. General Provisions.

                  6.1. Amendment, Waiver and Consent. No waiver of any provision of this Settlement Agreement, nor any consent granted hereunder, shall in any event be effective, unless the same shall be in writing and signed by the party granting such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment to this Settlement Agreement shall be effective unless in writing and signed by Pinnacle and the Stockholders.

                  6.2. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

                        (a) If to Pinnacle:

                            Pinnacle Systems, Inc.
                            280 N. Bernardo Avenue
                            Mountain View, CA 94093
                            Attention: President and Chief Executive Officer Telephone No: (650) 526-1600
                            Facsimile No:  (650) 526-1601

                            With a copy to:

                            Brown, Rudnick, Freed & Gesmer
                            One Financial Center
                            Boston, MA  02111
                            Attention:  Paul J. Hartnett, Jr., Esq.
                            Telephone No:  (617) 856-8200
                            Facsimile No:   (617) 856-8201

                        (b)  If  to  any   Stockholder,   to   address  of  such
                             Stockholder set forth on the signature pages hereto

                             With a copy to:

                             Bingham, Dana LLP
                             150 Federal Street
                             Boston, MA 02110
                             Attention: Julio E. Vega, Esq.
                             Telephone No:  (617) 951-8000
                             Facsimile No:  (617) 951-8736

                  6.3. Publicity and Disclosures. No public release or any public disclosure, either written or oral, of the transactions contemplated by this Settlement Agreement shall be made without the prior knowledge and written consent of both Pinnacle and the Stockholders, provided, however, that, notwithstanding the foregoing, any party shall be free to make such public announcements and disclosure regarding this Settlement Agreement, in such form and at such times, as such party reasonably believes are necessary in order to comply with applicable federal and state securities laws, without prior consent of any other party.

                  6.4. Counterparts and Effectiveness. This Settlement Agreement may be executed simultaneously in two or more counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same Settlement Agreement, and all signatures need not appear on any one counterpart. This Settlement Agreement shall only be effective when executed and delivered by all of the parties hereto.

                  6.5. Parties in Interest. This Settlement Agreement, together with the schedules hereto, which schedules are incorporated herein by their reference, shall be binding and inure to the benefit of the parties named herein and their respective heirs, legal representatives, successors and assigns. This Settlement Agreement is not assignable by any party hereto except to the extent otherwise provided in Section 4.9 hereof.

                  6.6. Entire Agreement. This Settlement Agreement, including the schedules attached hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other representations, warranties, agreements and understandings among the parties with respect to the subject matter hereof.

                  6.7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the Commonwealth of Massachusetts (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                  6.8. Arbitration. Any claim or dispute arising out of or related to this Settlement Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in Boston, Massachusetts in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of Pinnacle and those Stockholders who then hold a majority of the sum of (i) those shares of Pinnacle common stock which were issued by Pinnacle in connection with the Acquisition and which are then still held by the Stockholders and (ii) any Additional Shares which have been issued by Pinnacle pursuant to this Settlement Agreement and which are then still held by the Stockholders. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with Pinnacle, Avid Sports, the Stockholders or XstreamSports. Pinnacle shall choose one such arbitrator. The second arbitrator shall be chosen by those Stockholders who then hold a majority of the sum of (i) those shares of Pinnacle common stock which were issued in connection with the Acquisition and which are then still held by the Stockholders and (ii) any Additional Shares which have been issued by Pinnacle pursuant to this Settlement Agreement and which are then still held by the Stockholders. Such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on all of the parties to this Settlement Agreement. The parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgement of the powers of the arbitrator(s). Each party shall pay his, her or its own costs and expenses (including counsel fees) of any such arbitration, except that the arbitrator(s) can compel one party to pay all or a portion of another party's reasonable costs and expenses, including without limitation AAA administrative fees, arbitrator fees, attorney's fees, expert fees, witness fees, travel expenses and out of pocket expenses.

                  6.9. Headings. The section and other headings contained in this Settlement Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Settlement Agreement.

                  6.10. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Settlement Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party responsible for drafting such agreement or document.

                  6.11. Expenses. Pinnacle will bear all costs and expenses, including reasonable legal fees and expenses of Bingham Dana LLP, counsel to the Stockholders, the Stockholders' Representative or XstreamSports incurred in connection with the negotiation, execution and delivery of this Settlement Agreement, provided that the aggregate of such costs and expenses do not exceed $10,000.

                  6.12. Tax Consequences. Each of the Stockholders represents and warrants to Pinnacle and Avid Sports that such Stockholder has consulted with and relied upon the advice of such Stockholder's own counsel and tax advisors concerning the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement upon (i) the tax treatment of the Acquisition and (ii) such Stockholder's individual tax position generally. Each of the Stockholders acknowledges and agrees that neither Pinnacle nor Avid Sports shall have any liability or obligation to any of them arising out of or relating to the tax consequences of the transactions contemplated by this Settlement Agreement upon (i) the tax treatment of the Acquisition or (ii) the tax position of any Stockholder.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties has caused this Settlement Agreement to be duly executed as an instrument under seal all as of the date first written above.

                                 PINNACLE SYSTEMS, INC.


                                 By:____________________________________________
                                      Name:
                                      Title


                                 STOCKHOLDER

                                 Name:__________________________________________

                                 Signature:_____________________________________

                                 Address:_______________________________________

                                 _______________________________________________

                                 _______________________________________________

                                   Schedule A
                                   ----------

                          Distribution of Escrow Shares
                          -----------------------------

                Name and Address
                 of Stockholder                             No. of Escrow Shares
                ----------------                            --------------------
Aeder, Karl                                                       1,625
4 Beech Road
Westford, MA 01886

Avid Technology                                                   46,430
Metro Tech Park
One Park West
Tewksbury, MA 01876

Barkley, John                                                     26,929
4 Paradise Lane
Hudson, NH 03051

Bienvenu, Mark                                                    1,253
9222 Appleford Circle, Apt. 110
Owings Mills, MD 21117

Carpenter, Jeffrey                                                 929
42 Trailridge
Melissa, TX 75454

Clark, Mark                                                        155
37 Sunset Road
Somerville, MA 02144

Colony Investments                                                 346
Vali Hi 4 Stacey Estates Road
Warwick, WK02 Bermuda

Connell, Michael                                                   155
30 Barry Drive
Tewksbury, MA 01876

Dapkus, Karen                                                     2,105
111 Lille Road
Nashua, NH 03062

Eccker, Randy                                                     1,857
1659 South 152 Street
Omaha, NE 68144

Fay, Eugene                                                        929
44 Manzanita Avenue
San Francisco, CA 94118

Grandin, David                                                    31,882
8 Crestwood Lane
Nashua, NH 03062

Intel Corporation                                                 20,751
2200 Mission College Blvd.
Santa Clara, CA 95052-81199

Keshian, Daniel                                                   2,322
45 Shannon Lane
No. Andover, MA 01845

Lamaa, Fady                                                        774
14 Starwood Crossing
Andover, MA 01810

Maira, Ravi                                                         93
26 College Hill Road
Somerville, MA 02144

Menon, Krishna                                                    3,869
27 Hemlock Drive
Northboro, MA 01532

Moniz, Michael                                                    1,393
18104 Antieam Court
Tampa, FL 33647

Morrison, William                                                  155
49 Rice Road
Wayland, MA 01778

Murphy, David                                                     1,547
14-5 Deer Path Street
Maynard, MA 01754

O'Brien, Jennifer                                                  155
8 Lois Street
Methuen, MA 01844

Quinn, Steven                                                      478
30 Sewall Road
Portsmouth, NH 03801

Racicot, Andrew                                                    516
105 High Street
Jefferson, MA 01522

Rhinehart, Craig                                                  1,671
1618 Fremont Lane
Vienna, VA 22182

Sauer, David                                                        8
One Francis Street
Woburn, MA 01801

Simmons, Robert                                                   26,310
96 StageCoach Road
No. Andover, MA 01845

Thomas, Alton                                                      929
137 Peppers Rd, SE
Rome, GA 30161

Thompson, Raymond                                                 1,547
137 Green Street
Bolton, MA 01740

Vint, Frederick                                                    167
1401 NW 146th Street
Edmond, OK 73013

Walsh, John, Jr.                                                  3,095
17 Old Farm Way
Chelmsford, MA 01824

Williams Communications                                           6,917
One Williams Place, 26th Floor
Tulsa, OK 74172

Wilson, David                                                     1,547
9 Bradley Road
Andover, MA 01810

Xifaras, George                                                     23
5 Launching Road
Andover, MA 01810